Exhibit 99.1

PeerLogix Names Ray Colwell Chief Executive Officer

PeerLogix Enhances its Management Team

NEW YORK, NY, February 23, 2017 (Accesswire) – PeerLogix, Inc. (the “Company”) (OTC Markets: LOGX), an advertising technology and data aggregation provider, today announced that it has entered into an employment agreement with Ray Colwell to serve as Chief Executive Officer, of the Company commencing March 6, 2017.

“We selected Ray given our current phase of development, which is one of rapid growth. It is no secret that cord cutters and OTT users are growing by leaps and bounds, Netflix and their exponential user growth is a testament to this. Ray knows this industry inside and out and, given his background, provides PeerLogix with the leadership it requires as PeerLogix has become a diversified media and advertising data aggregator,” said Kevin A. Richardson II, Chairman of PeerLogix. “With our pending acquisition of Waywire and plans for further internal and acquisitive revenue growth, Ray’s ability to translate our vision and strategy into execution will be invaluable,” added William Gorfein, the current Chief Executive Officer who will transition to Chief Strategy Officer & Founder.

Prior to joining PeerLogix, Mr. Colwell served as a member of successful executive teams, most recently as VP of Partner Sales at AOL responsible for $100+ million of mobile demand revenue following the AOL acquisition of Millennial Media, where he was then head of Global Business Development, and prior to the acquisition of Nexage by Millennial Media in the same capacity. Mr. Colwell has deep experience generating digital media revenue in new businesses in the digital ecosystem, including his role as Chief Revenue Officer at Adelphic, recently acquired by Time Inc., and as Chief Revenue Officer of 4INFO, as well as SVP of Sales and BD for Third Screen Media, a pioneer in the mobile ad serving space acquired by AOL in 2007.

“I am thrilled to be joining PeerLogix at this exciting time. The Company continues to build a dynamic platform and I look forward to leading the Company into a period of considerable revenue growth. My focus will initially be on driving revenue from our current suite of products, but I will also focus on platform expansion, increased innovation, internal growth and through the evaluation of opportunities that are available to us now and which will become available to us as we grow.”

About PeerLogix

PeerLogix is an advertising technology and data aggregation company providing a proprietary software as a service, or SAAS, platform which enables the tracking and cataloguing of over-the-top viewership and listenership in order to determine consumer trends and preferences based upon media consumption. PeerLogix's patent pending platform collects over-the-top data, including IP addresses of the streaming and downloading parties (e.g., location), the name, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media watched, listened or downloaded, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, entertainment studios and others.

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Forward Looking Statement

Certain of the statements contained in this herein include future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. The information contained in this includes some statements that are not purely historical and contain "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the Company's and its management's expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company's financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "believe," "expect," "anticipate," "intend," "estimate," "may," "should," "could," "will," "plan," "future," "continue," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in PeerLogix forward-looking statements.

Contact:

William Gorfein

Chief Executive Officer

PeerLogix, Inc.

(646) 598-4640

info@peerlogix.com

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